UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007
TEKOIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company’s wholly-owned subsidiary, Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil and Gas, LLC (together the “Sellers”), agreed to a Sixth Amendment to Purchase and Sale Agreement (the “Sixth Amendment”), executed on April 30, 2007, and dated effective April 24, 2007, which further amends the Purchase and Sale Agreement between the Company and the Sellers dated November 13, 2006 (the “Purchase and Sale Agreement”), pursuant to which the Company had previously agreed to purchase four properties in Galveston Bay, Texas.

This transaction was first described in the Company’s Form 8-K dated November 13, 2006, and filed on November 17, 2006, and a copy of the Purchase and Sale Agreement was attached as Exhibit 10.18 to the Company’s Form 8-K dated December 11, 2006, and filed on December 14, 2006. On December 29, 2006, the Company and the Sellers agreed to a First Amendment to Purchase and Sale Agreement (the “First Amendment”), which was described in the Company’s Form 8-K dated December 29, 2006, and filed on January 8, 2007, and a copy of the First Amendment was attached as Exhibit 10.20 thereto. On February 8, 2007, the Company and the Sellers agreed to a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”), which was described in the Company’s Form 8-K dated February 8, 2007, and filed on February 15, 2007, and a copy of the Second Amendment was attached as Exhibit 10.24 thereto.

On March 1, 2007, the Company and the Sellers agreed to a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”), which was described in the Company’s Form 8-K dated March 22, 2007, and filed on March 26, 2007, and a copy of the Third Amendment was attached as Exhibit 10.1 thereto. On March 22, 2007, the Company and the Sellers agreed to a Fourth Amendment to Purchase and Sale Agreement (the “Fourth Amendment”), which was described in the Company’s Form 8-K dated March 22, 2007, and filed on March 26, 2007, and a copy of the Fourth Amendment was attached as Exhibit 10.2 thereto. On April 12, 2007, the Company and the Sellers agreed to a Fifth Amendment to Purchase and Sale Agreement (the “Fifth Amendment”), which was described in the Company’s Form 8-K dated April 12, 2007, and filed on April 18, 2007, and a copy of the Fifth Amendment was attached as Exhibit 10.27 thereto.

The Sixth Amendment extends the date for a closing to on or before May 11, 2007 and extends commensurately certain other dates in the Purchase and Sale Agreement. In addition, the payment terms have been amended to eliminate the previously announced $10 million convertible, short-term promissory note payable to the Sellers. The Company will instead issue to the Sellers an additional five million shares of the Company’s common stock, $0.000001 par value (the “Common Stock”), bringing the total number of shares of Common Stock issuable to the Sellers to nine million. All shares of Common Stock to be issued to the Sellers will initially be restricted but are subject to the previously executed registration rights agreement between the Company and the Sellers, and all such shares are included in the registration statement on Form SB-2 filed by the Company on April 19, 2007. The cash required to close the transaction remains at approximately $30 million, and provisions related to the payment of the overriding royalty interest have been amended.

A copy of the Sixth Amendment is attached hereto as Exhibit 10.28, and is incorporated by reference herein.

On May 3, 2007, the Company issued a press release announcing the Sixth Amendment. A copy of this press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.28 —	Sixth Amendment to Purchase and Sale Agreement, dated effective April 24, 2007, between Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed herewith)

Exhibit 99.1 —	Press Release of Tekoil & Gas Corporation, dated May 3, 2007. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: May 3, 2007	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer